Exhibit 99.1

News Release
Weatherford Reports Fourth Quarter Income from Continuing Operations of
$0.99 Per Diluted Share, Before Non-Recurring Items
Record EPS; 30 Percent Increase Over Prior Year
HOUSTON, January 25, 2008 — Weatherford International Ltd. (NYSE: WFT) today reported fourth quarter 2007 income from continuing operations of $345 million, or $0.99 per diluted share, before non-recurring items. Fourth quarter diluted earnings per share from continuing operations reflect an improvement of 30 percent over the fourth quarter of 2006 diluted earnings per share from continuing operations of $0.76, before non-recurring items. The non-recurring item in the fourth quarter of 2007 results includes investigation and exit costs incurred in connection with the company’s exit from sanctioned countries.
Fourth quarter revenues were $2,192 million, or 21 percent higher than the same period last year, against a backdrop of a two percent increase in rig count activity. This is the highest level of quarterly revenues in the company’s history.
Sequentially, the company’s fourth quarter diluted earnings per share from continuing operations were $0.13 higher than the third quarter 2007 diluted earnings per share from continuing operations of $0.86, before non-recurring items.

For the twelve months ended December 31, 2007, revenues were $7.8 billion and income from continuing operations before non-recurring items was $1,164 million, or $3.35 per diluted share. In 2006, the company reported revenues of $6.6 billion and income from continuing operations before non-recurring items of $900 million, or $2.54 per diluted share.
North America
Revenues for the quarter were $1,054 million. This is a 10 percent increase over the same quarter in the prior year, as compared to a one percent rig count decline. Growth in the U.S. rig count was more than offset by a 19 percent drop in the Canadian rig count. Sequentially, revenues increased six percent, as compared to a one percent increase in rig count. In Canada, artificial lift, well construction and wireline increased on a year over year and sequential basis. In the U.S., artificial lift, well construction, drilling services and completion performed well.
Operating income of $256 million was seven percent lower than the same quarter in the prior year and three percent lower sequentially.
Latin America
Fourth quarter revenues of $256 million were 21 percent higher than the fourth quarter of 2006 and 20 percent higher than the prior quarter. This region’s performance reflected strong sequential growth in all of its product lines.
The current quarter’s operating income of $63 million improved 37 percent as compared to the same quarter in the prior year and was 40 percent higher when compared to the third quarter of 2007.

Europe/West Africa/CIS
Fourth quarter revenues of $344 million were 50 percent higher than the fourth quarter of 2006 and 12 percent higher than the prior quarter. This region improved across most product lines with the strongest growth in the artificial lift, wireline and drilling services product lines.
The current quarter’s operating income of $91 million improved 92 percent as compared to the same quarter in the prior year and 17 percent sequentially.
Middle East/North Africa/Asia
Fourth quarter revenues of $538 million were 31 percent higher than the fourth quarter of 2006 and 18 percent higher than the prior quarter. This region’s performance reflected improvements in most product lines with exceptional performance from wireline, completion and drilling services.
The current quarter’s operating income of $132 million improved 35 percent as compared to the same quarter in the prior year and 27 percent as compared to the prior quarter.
Discontinued Operations
The company is disposing of its non-core oil and gas development and production business. The results of operations of this business for the current and prior periods are reflected as discontinued operations, net of taxes. For the three months ended December 31, 2007, the loss per diluted share from discontinued operations was $0.02.

Reclassifications and Non-GAAP
Non-GAAP performance measures and corresponding reconciliations to GAAP financial measures have been provided for meaningful comparisons between current results and results in prior operating periods.
Conference Call
The company will host a conference call with financial analysts to discuss the 2007 fourth quarter results on January 25, 2008 at 8:00 a.m. (CST). The company invites investors to listen to a play back of the conference call at the company’s website, http://www.weatherford.com in the “investor relations” section.
Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 38,000 people worldwide.
# # #

Contact:	Andrew P. Becnel (713) 693-4136 Chief Financial Officer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the outcome of pending government investigations, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.

Weatherford International Ltd.
Consolidated Condensed Statements of Income
(Unaudited)
(In 000’s, Except Per Share Amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Net Revenues:
North America	$1,053,631	$956,436	$3,937,456	$3,672,630
Latin America	256,128	211,512	882,318	726,197
Europe/West Africa/CIS	344,335	229,757	1,188,519	827,343
Middle East/North Africa/Asia	537,747	409,883	1,823,769	1,352,758

	2,191,841	1,807,588	7,832,062	6,578,928

Operating Income (Expense):
North America	256,427	274,476	1,013,088	1,040,647
Latin America	63,427	46,413	203,211	133,027
Europe/West Africa/CIS	90,935	47,270	293,846	171,798
Middle East/North Africa/Asia	131,953	98,086	416,263	279,953
Research and Development	(44,904)	(37,384)	(169,317)	(149,429)
Corporate Expenses	(26,403)	(26,625)	(101,968)	(95,106)
Exit and Restructuring Charges	(9,843)	(23,433)	(30,787)	(26,203)

	461,592	378,803	1,624,336	1,354,687

Other Income (Expense):
Other, Net	(1,545)	(2,801)	(8,569)	(13,218)
Interest Expense, Net	(52,023)	(32,494)	(171,281)	(102,560)

Income from Continuing Operations Before Income Taxes and Minority Interest	408,024	343,508	1,444,486	1,238,909

Provision for Income Taxes:
Provision for Operations	(67,434)	(96,758)	(291,252)	(354,156)
Tax Charges and Benefit From Exit and Restructuring Charges	1,752	31,713	(41,508)	32,683

	(65,682)	(65,045)	(332,760)	(321,473)

Income from Continuing Operations Before Minority Interest	342,342	278,463	1,111,726	917,436
Minority Interest, Net of Taxes	(5,590)	(3,518)	(19,751)	(11,330)

Income from Continuing Operations	$336,752	$274,945	$1,091,975	$906,106
Loss from Discontinued Operation, Net of Taxes	(5,741)	(2,943)	(21,369)	(9,737)

Net Income	$331,011	$272,002	$1,070,606	$896,369

Basic Earnings Per Share:
Income from Continuing Operations	$0.99	$0.81	$3.23	$2.62
Loss from Discontinued Operation	(0.01)	(0.01)	(0.07)	(0.03)

Net Income	$0.98	$0.80	$3.16	$2.59

Diluted Earnings Per Share:
Income from Continuing Operations	$0.97	$0.79	$3.14	$2.55
Loss from Discontinued Operation	(0.02)	(0.01)	(0.06)	(0.02)

Net Income	$0.95	$0.78	$3.08	$2.53

Weighted Average Shares Outstanding:
Basic	338,547	340,747	338,516	346,123
Diluted	348,659	348,617	347,758	354,832

Weatherford International Ltd.
Selected Income Statement Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Net Revenues:
North America	$1,053,631	$993,828	$883,364	$1,006,633	$956,436
Latin America	256,128	213,644	206,604	205,942	211,512
Europe/West Africa/CIS	344,335	308,587	290,639	244,958	229,757
Middle East/North Africa/Asia	537,747	455,932	435,338	394,752	409,883

	$2,191,841	$1,971,991	$1,815,945	$1,852,285	$1,807,588

Operating Income (Expense):
North America	$256,427	$264,183	$192,268	$300,210	274,476
Latin America	63,427	45,453	45,742	48,589	46,413
Europe/West Africa/CIS	90,935	77,886	69,790	55,235	47,270
Middle East/North Africa/Asia	131,953	103,839	96,998	83,473	98,086
Research and Development	(44,904)	(43,199)	(40,700)	(40,514)	(37,384)
Corporate Expenses	(26,403)	(24,945)	(23,525)	(27,095)	(26,625)
Exit and Restructuring Charges	(9,843)	(3,628)	(13,132)	(4,184)	(23,433)

	$461,592	$419,589	$327,441	$415,714	$378,803

Supplemental Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Depreciation and Amortization:
North America	$74,452	$74,047	$66,959	$61,764	$58,475
Latin America	21,352	18,880	17,118	16,739	17,307
Europe/West Africa/CIS	24,671	22,926	20,936	18,235	17,259
Middle East/North Africa/Asia	44,220	40,983	36,951	36,167	32,549
Research and Development	1,671	1,678	1,669	1,620	1,819
Corporate	825	463	909	990	1,576

	$167,191	$158,977	$144,542	$135,515	$128,985

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2007 and the three months and years ended December 31, 2007 and 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2007		2007		2006		2007		2006
Operating Income:
GAAP Operating Income	$461,592		$419,589		$378,803		$1,624,336		$1,354,687
Exit and restructuring charges	9,843	(a)	3,628	(b)	23,433	(c)	30,787	(d)	26,203	(e)

Non-GAAP Operating Income	$471,435		$423,217		$402,236		$1,655,123		$1,380,890

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(65,682)		$(70,429)		$(65,045)		$(332,760)		$(321,473)
Tax impact of charges	(1,752)	(a)	(646)	(b)	(5,315)	(c)	(8,492)	(d)	(6,285)	(e)
Other (benefits) charges	—		—		(26,398)	(c)	50,000	(d)	(26,398)	(e)

Non-GAAP Provision for Income Taxes	$(67,434)		$(71,075)		$(96,758)		$(291,252)		$(354,156)

Income from Continuing Operations:
GAAP Income from Continuing Operations	$336,752		$294,924		$274,945		$1,091,975		$906,106
Total charges, net of tax	8,091	(a)	2,982	(b)	(8,280)	(c)	72,295	(d)	(6,480)	(e)

Non-GAAP Income from Continuing Operations	$344,843		$297,906		$266,665		$1,164,270		$899,626

Diluted Earnings Per Share From Continuing Operations:
GAAP Diluted Earnings per Share From	$0.97		$0.85		$0.79		$3.14		$2.55
Continuing Operations
Total charges, net of tax	0.02	(a)	0.01	(b)	(0.03)	(c)	0.21	(d)	(0.01)	(e)

Non-GAAP Diluted Earnings per Share
From Continuing Operations	$0.99		$0.86		$0.76		$3.35		$2.54

Note (a): This amount represents investigation and exit costs incurred in connection with on-going investigations by the U.S. government. On an after tax basis, these charges approximated $8.1 million during the three months ended December 31, 2007.
Note (b): This amount represents investigation and exit costs incurred in connection with on-going investigations by the U.S. government. On an after tax basis, these charges approximated $2.9 million during the three months ended September 30, 2007.
Note (c): This amount represents severance charges associated with the Company’s restructuring activities. On an after tax basis, these charges approximated $18.1 million during the three months ended December 31, 2006. In addition, the Company realized a tax benefit of $26.4 million related to the favorable settlement of certain foreign tax exposures.
Note (d): This amount represents investigation and exit costs incurred in connection with on-going investigations by the U.S. government. On an after-tax basis, these charges approximated $11.0 million during the year ended December 31, 2007. In addition, the Company incurred severance charges associated with its restructuring activities during the first half of 2007. On an after tax basis, these charges approximated $11.2 million for the year ended December 31, 2007. The Company also incurred a tax charge of $50.0 million for withholding taxes required to be paid on a distribution made by the Company to one of its foreign subsidiaries.
Note (e): This amount represents severance charges associated with the Company’s restructuring activities. On an after tax basis, these charges approximated $19.9 million during the year ended December 31, 2006. In addition, the Company realized a tax benefit of $26.4 million related to the favorable settlement of certain foreign tax exposures.